UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 13, 2006

AFFINITY GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-113982	13-3377709
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

2575 Vista Del Mar Drive
Ventura, CA 93001
(Address of principal executive offices)
(Zip Code)

(805) 667-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective as of September 13, 2006, Marcus A. Lemonis, age 32, was appointed to serve as Chief Executive Officer and President of Camping World, Inc. and its subsidiaries.  Mr. Lemonis has served as a director of Camping World, Inc. since February 21, 2006.  Mr. Lemonis also currently serves and, since 2003, has served as Chief Executive Officer and President of FreedomRoads Holding Company, LLC and its subsidiaries.  FreedomRoads Holding Company, LLC, through its subsidiaries, is engaged primarily in the operation of recreational vehicle dealerships, which currently operate 57 dealerships in 22 states.  FreedomRoads Holding Company, LLC is indirectly owned and controlled by Stephen Adams, the Chairman of Affinity Group, Inc. and indirectly the controlling shareholder of Affinity Group, Inc., and FreedomRoads Holding Company, LLC and its subsidiaries are therefore affiliates of Affinity Group, Inc.  Mr. Lemonis owns 5% of the ownership interests in FreedomRoads Holding Company, LLC.  From 2001 to 2003, Mr. Lemonis served as President, Chief Executive Officer and Chairman of the Board of Directors of Holiday RV Superstores, Inc.  Holiday RV Superstores, Inc. was primarily engaged in the operation of recreational vehicle dealerships during such time and filed for bankruptcy protection on October 18, 2003.  Mr. Lemonis does not have a written employment agreement with Camping World, Inc. or any of its subsidiaries.  The terms of Mr. Lemonis’ employment provide for compensation in the amount of $100,000.  Mr. Lemonis also receives and will continue to receive compensation from FreedomRoads Holding Company, LLC and its subsidiaries for his services as Chief Executive Officer and President of FreedomRoads Holding Company, LLC and its subsidiaries.

As a result of the appointment of Mr. Lemonis as Chief Executive Officer and President of Camping World, Inc., effective as of September 13, 2006, the position of Mark J. Boggess, age 50, as Chief Executive Officer and President of Camping World, Inc. and its subsidiaries was changed to Chief Operating Officer of Camping World, Inc. and its subsidiaries.  Mr. Boggess served as the Chief Executive Officer and President of Camping World, Inc. and its subsidiaries from June, 2003 through September 13, 2006.  From June, 1993 through June, 2003, Mr. Boggess served as the Chief Financial Officer of Affinity Group, Inc. and its subsidiaries.  Mr. Boggess has an employment agreement with Affinity Group, Inc. which provides for base compensation in the amount of $100,000 and incentive compensation equal to 1% of the operating profit of Affinity Group, Inc. and its subsidiaries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AFFINITY GROUP, INC.
(Registrant)

Date: September 19, 2006	By:	/s/ Thomas F. Wolfe
Thomas F. Wolfe
Senior Vice President and
Chief Financial Officer